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                                 ARTHUR ANDERSEN LLP



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-07471 on Form S-6 for ITT Hartford Life and Annuity Insurance Company Separate Account VL I.

                                                        /s/ Arthur Andersen LLP
Hartford, Connecticut
October  , 1996